Exhibit 10.4

AGREED FORM

Irrevocable undertaking

From:

[insert name of director]

To:                             Bravo Bidco Limited (the “Offeror”)

Suite 1, 3rd Floor

11 - 12 St. James’s Square

London SW1Y 4LB

November 2018

Dear Sirs,

Offer for BTG plc (the “Offeree”)

I understand that the Offeror intends to make an offer to acquire all of the issued and to be issued ordinary share capital of the Offeree substantially in the form of and on the terms and subject to the conditions of the draft announcement to be made under Rule 2.7 of the Code set out in Schedule 1 to this undertaking (the “Announcement”) together with such additional terms and conditions as may be required to comply with the Applicable Requirements (the “Transaction”), such Transaction, subject as set out below, to be implemented by way of a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 (the “Scheme”). This undertaking sets out the terms and conditions on which I will vote in favour of the Scheme or, if applicable, accept the Offer when it is made.

1.                                      Condition of undertaking

The terms of this undertaking are conditional on the Announcement being released not later than 8.00a.m. (London time) on 20 November 2018 or such later date as the Offeror and the Offeree may agree.

2.                                      Shareholdings

I warrant to the Offeror that:

(a)                                 I am the registered holder and beneficial owner of (or am otherwise able to control the exercise of all rights, including voting rights, attaching to) the number of ordinary shares of 10 pence each in the capital of the Offeree (the “Offeree Shares”) set out in the second column of the table in Part A of Schedule 2 to this undertaking and that I am able to procure the transfer of such Offeree Shares free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever;

(b)                                 [I am the beneficial owner of the number of Offeree Shares (the “Beneficial Offeree Shares”) set out in the third column of the table in Part B of Schedule 2 to this undertaking and that I am able to procure the transfer of the beneficial interest in such shares free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever;]

(c)                                  [I am the holder of options and/or awards over the number of securities of the Offeree specified in Part C of Schedule 2 to this undertaking;]

(d)                                 save as set out in Schedule 2 to this undertaking, I do not have any interest (as defined in the Code) in any securities of the Offeree or any rights to subscribe for, purchase or otherwise acquire any securities of the Offeree; and

(e)                                  I have full power and authority to enter into this undertaking and to perform my obligations under it.

3.                                      Dealings and undertakings

3.1                               I have not accepted any offer to dispose of any Committed Shares and in my capacity as a shareholder of the Offeree I undertake to the Offeror that before the Transaction closes, lapses or is withdrawn (whichever is earlier), I shall not:

(a)                                 sell, transfer, charge, encumber, grant any option over or otherwise dispose of any interest in any Committed Shares other than pursuant to my acceptance of the Transaction, except that:

(i)                                     I may sell (or procure the sale of) the number of Offeree Shares necessary to cover any liability to income tax and social security contributions arising on any acquisition by me of any Offeree Shares as a result of the exercise of any options or awards held by me in respect of Offeree Shares; and

(ii)                                  I may transfer (or procure the transfer of) some or all of my interest in any Committed Shares (in one or more transactions) to one or more of my close relatives and/or related trusts (as defined in the Code) provided that:

(A)                               such transfer is undertaken as part of my bona fide tax planning; and

(B)                               on or before such transfer, the transferee or beneficiary enters into, and delivers to the Offeror, an undertaking in favour of the Offeror on terms no less favourable to the Offeror than those set out in this undertaking;

(b)                                 accept any other offer in respect of the Committed Shares or (in my capacity as a shareholder of the Offeree) vote in favour of any resolution at a meeting of shareholders to approve any scheme of arrangement of the Offeree which is proposed in competition with the Transaction; or

(c)                                  (other than pursuant to the Transaction) enter into any agreement or arrangement or incur any obligation:

(i)                                     to do any of the acts referred to in paragraphs 3.1(a) to 3.1(b); or

(ii)                                  which, in relation to the Committed Shares, would restrict or impede me from voting in favour of the Scheme at a meeting of shareholders or accepting the Offer,

and, for the avoidance of doubt, references in this paragraph 3.1(c) to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not subject to any condition or which is to take effect if: (i) the Transaction closes or lapses; (ii) this undertaking ceases to be binding; or (iii) upon or following any other event.

4.                                      Undertakings in relation to the Scheme

In consideration of the Offeror’s agreement to make the offer pursuant to the Scheme, I undertake to the Offeror that, if the Transaction is implemented by way of a Scheme:

(a)                                 I shall, unless the Offeror otherwise requests in writing, exercise, or, where applicable, procure the exercise of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions necessary (whether or not amended) to approve the Scheme and any related matters proposed at any general meeting or class meeting of the Offeree for the purposes of implementing the Transaction (including any adjournment thereof) (“General Meeting”) and at any meeting of holders of shares in the Offeree convened by the Court (including any adjournment thereof) (“Court Meeting”) to be convened and held in connection with the Transaction;

(b)                                 I shall exercise, or, where applicable, procure the exercise of, all rights attaching to the Committed Shares to requisition or join in the requisitioning of any general meeting of the Offeree for the purposes of voting on any resolution referred to under paragraph 4(a) above, or to require the Offeree to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(c)                                  for the purpose of voting on any resolution referred to under paragraph 4(a) above, I shall (if required by the Offeror), execute (or procure the execution of) any form of proxy, or where applicable, a CREST proxy voting instruction or web proxy voting instruction (each, a “proxy voting instruction”), in respect of the Committed Shares required by the Offeror appointing any person nominated by the Offeror to attend and vote at the General Meeting or Court Meeting and I shall not amend, revoke or withdraw any such form of proxy or, where applicable, proxy voting instruction;

(d)                                 without prejudice to paragraph 4(c) above, and in the absence of any such requirement by the Offeror, I shall after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the “Scheme Circular”) (and without prejudice to any right I have to attend and vote in person at the Court Meeting and the General Meeting to implement the Transaction), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Circular in respect of the Committed Shares (completed and signed and voting in favour of the resolutions to implement the Transaction) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by the Offeree or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Transaction) by not later than the relevant proxy cut-off date as set out in Scheme Circular and I shall not amend, revoke or withdraw any such form of proxy or proxy voting instruction;

(e)                                  in the event the Scheme is modified or amended, I confirm and agree that, provided such modification or amendment does not make the Scheme less favourable to me, this undertaking shall continue to be binding mutatis mutandis in respect of the Committed Shares; and

(f)                                   I further undertake, if so required by the Offeror, to execute or procure the execution of all such other documents as may be necessary to give the Offeror the full benefit of this undertaking.

5.                                      Undertaking to accept the Offer

I undertake to the Offeror that, in the event the Transaction is implemented by way of an Offer, in consideration of the Offeror’s agreement to make the Offer we undertake to the Offeror that:

(a)                                 I shall accept, or procure the acceptance of, the Offer in respect of the Committed Shares I hold as at the date of the Offer in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”) no later than the first closing date specified in the Offer Document, save for those Committed Shares in respect of which I become the registered holder and/or beneficial owner after the date of the Offer in which case I shall accept, or procure the acceptance by the registered holder of, the Offer in respect of the relevant Committed Shares in accordance with the procedure for acceptance set out in the Offer Document no later than the later of the next closing date or ten (10) Business Days after the date I become the registered holder and/or beneficial holder of the relevant Committed Shares;

(b)                                 I shall not, without the prior written consent of the Offeror, withdraw any such acceptances of the Offer and will procure any registered holder of any Committed Shares does not do so for so long as the Offer remains open for acceptance; and

(c)                                  in the event that the Offer is modified or amended, I confirm and agree that, provided such modification or amendment does not make the Offer less favourable to me, this undertaking shall continue to be binding mutatis mutandis in respect of the Committed Shares.

6.                                      Voting Rights

6.1                               From the time the Announcement is released to the time this undertaking terminates in accordance with paragraph 10:

(a)                                 I shall (insofar as entitled to do so taking account of the Code) not exercise or procure the exercise of the votes attaching to the Committed Shares on a Relevant Resolution;

(b)                                 I shall not exercise or procure the exercise of the rights attaching to the Committed Shares to requisition or join in requisitioning any general or class meeting of the Offeree pursuant to section 303 of the Companies Act 2006 for the purposes of considering a Relevant Resolution and to require the Offeree pursuant to section 338 of the Companies Act 2006 to give notice of such a resolution;

(c)                                  I shall not, save as otherwise permitted by this undertaking, requisition any shareholder meeting of the Offeree without the Offeror’s prior consent; and

(d)                                 I shall procure that the registered holder of any Committed Shares in relation to which I am not the registered holder [(including the Beneficial Offeree Shares)] complies with paragraphs 6.1(a) to 6.1(c) in respect of the relevant Committed Shares.

7.                                      Documentation and Information

7.1                               I consent to:

(a)                                 this undertaking being disclosed to the Panel;

(b)                                 references to the particulars of this undertaking (including to my name and my holdings of relevant securities of the Offeree being included) in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror in connection with the Transaction; and

(c)                                  this undertaking being published as required by Applicable Requirements, subject to the redaction of any personal details in this undertaking save for my name.

7.2                               If the Transaction is prosecuted by way of an Offer, I shall promptly provide you on written request with all information in relation to my interests in the share capital of the Offeree as you may reasonably require for the preparation the Offer Document in order to comply with the Applicable Requirements. I shall notify you as soon as reasonably practicable in writing of any change in the accuracy of any information previously given to you pursuant to this paragraph 7.2.

8.                                      Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

9.                                      Unconditional and Irrevocable Obligations

Except to the extent otherwise specified, the undertakings set out in this undertaking are unconditional and irrevocable.

10.                               Lapse of undertaking

10.1                        This undertaking, and the warranties, consents, waivers, agreements and obligations set out herein, shall terminate and automatically cease to have any effect:

(a)                                 if the Scheme Circular or Offer Document is not published within 28 days of the date of release of the Announcement (or within such longer period as the Offeror and Offeree, with the consent of the Panel, agree);  or

(b)                                 on the earlier of:

(i)                                     the Long Stop Date; and

(ii)                                  the time and date on which the Transaction lapses, is withdrawn or otherwise terminates in accordance with its terms;

(c)                                  if the Offeror publicly announces, with the consent of any relevant authority (if required) and before the Scheme Document or Offer Document is posted, that it does not intend to proceed with the Transaction;

(d)                                 if the Transaction is implemented by way of a Scheme, the Scheme or any resolution proposed which is required to implement the Scheme is not approved by the requisite majority of shareholders of the Offeree at the General Meeting or the Court Meeting; and

(e)                                  if any competing offer for the issued and to be issued ordinary share capital of the Offeror is declared unconditional in all respects (if implemented by way of a takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement).

10.2                        If this undertaking terminates I shall have no claim against the Offeror and the Offeror shall have no claim against me, save that any rights or liabilities under this undertaking in respect of prior breaches shall not be affected.

11.                               Interpretation

All references in this undertaking to:

(a)                                 “Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any applicable law, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the rules of the Main Market of the London Stock Exchange plc, the Listing Rules, the Disclosure Guidance and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the Financial Conduct Authority or the requirements of the London Stock Exchange plc or any other relevant regulatory authority;

(b)                                 “Barclays” means Barclays Bank PLC, acting through its investment bank;

(c)                                  “Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London are generally open for business;

(d)                                 “Co-operation Agreement” means the co-operation agreement entered into among Boston Scientific Corporation, the Offeror and the Offeree on or about the date of this undertaking;

(e)                                  “Code” means the City Code on Takeovers and Mergers issued by the Panel;

(f)                                   “Committed Shares” means the Offeree Shares [and the Beneficial Offeree Shares] held in the manner referred to in paragraph 2 of this undertaking, together with any other securities in Offeree issued or unconditionally allotted to me, or otherwise acquired by me and/or in relation to which I become registered holder and/or beneficial owner on or after the date of this undertaking;

(g)                                  “Long Stop Date” means 20 August 2019, or such later date (if any) as may be agreed in writing by the Offeree and the Offeror (with the consent of the Panel) and as the High Court of Justice of England and Wales may allow;

(h)                                 “Offer” means, if, with the consent of the Panel and subject to the terms of the Co-operation Agreement,  the Transaction is to be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act 2006, the recommended offer to be made by or on behalf of the Offeror to acquire the entire issued and to be issued share capital of the Offeree and, where the context requires, any subsequent revision, variation, extension or renewal of such offer and includes any election available thereunder;

(i)                                     “Panel” means the Panel on Takeovers and Mergers; and

(j)                                    “Relevant Resolution” means:

(i)                                     a resolution (whether or not amended) proposed at a general or class meeting of the Offeree, or at an adjourned meeting, the passing of which might reasonably be expected to result in any condition of the Transaction not being fulfilled or which might reasonably be expected to impede or frustrate the Transaction in any way (including for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Offeree which is proposed in competition with the Transaction);

(ii)                                  a resolution to adjourn a general or class meeting of the Offeree whose business includes the consideration of a resolution falling within paragraph 11(j)(i); and

(iii)                               a resolution to amend a resolution falling within paragraph 11(j)(i) or paragraph 11(j)(ii).

12.                               Miscellaneous

12.1                        Without prejudice to any other rights or remedies you may have, I agree that, if I fail to comply with any of the undertakings in paragraphs 4 or 5 or breach any of my obligations under this undertaking, damages alone may not be an adequate remedy and accordingly that an order for specific performance would be an essential element of any adequate remedy for such failure or breach.

12.2                        A person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

12.3                        References in this undertaking to times of day are to London time.

12.4                        This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

12.5                        Nothing in this undertaking shall oblige the Offeror to make or proceed with the Transaction.

12.6                        The invalidity, illegality or unenforceability of any provision of this undertaking shall not affect the continuation in force of the remainder of this undertaking.

12.7                        Nothing in this undertaking shall oblige the Offeree to do or omit to do anything or constitute an obligation for me, in my capacity as a director of the Offeree, to take any action which is not permitted by Practice Statement No 29 issued by the Panel with respect to Rule 21.2 of the Code, nor should anything in this undertaking impose any obligations on me in my capacity as a director of the Offeree which would in any way impede or prejudice my obligations and duties, or fetter my discretion, as a director of the Offeree. This undertaking is given by me solely in my capacity as a shareholder of the Offeree.

12.8                        Barclays is acting exclusively for the Offeror and no one else in connection with the Transaction and will not be responsible to anyone other than the Offeror for providing the protections afforded to the clients of Barclays.

13.                               Governing Law and Jurisdiction

13.1                        This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and I submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and I waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED	)
by [•]	)
)
)

In the presence of:

Name of Witness

Address

SCHEDULE 1

ANNOUNCEMENT

SCHEDULE 2

EXISTING SHARES

PART A - Registered Holdings of Offeree Shares

Registered Holder	Ordinary Shares of 10 pence each
[•]	[•]

[PART B — Beneficial Offeree Shares)]

Registered Holder	Beneficial Owner	Ordinary Shares of 10 pence each
[•]		[•]

[PART C — Rights to acquire Offeree securities (including options)]

[•]	[•]